UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

SOUTHLAND HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41090	87-1783910
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1100 Kubota Drive

Grapevine, TX 76051

(Address of Principal Executive Offices) (Zip Code)

(817) 293-4263

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLND	NYSE American LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	SLND WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2024, Southland Holdings, Inc. and its subsidiaries (the “Company”), as borrowers, entered into a term loan and security agreement (the “Credit Agreement”) with Callodine Commercial Finance, LLC as administrative agent and lender (the “Lender”). The Credit Agreement provides for a four-year secured $160.0 million term loan facility (the “Credit Facility”), consisting of a $140.0 million initial draw term loan (the “Term Loan”) and a $20.0 million committed delayed draw term loan (the “Delayed Draw”). The Delayed Draw is a committed facility in which the Company may request all or a portion of the Delayed Draw to be available to the Company. The Delayed Draw can be drawn no more than once per quarter in minimum increments of $2.5 million, and once drawn, any repaid amounts of the Delayed Draw cannot be re-borrowed. Any undrawn portion of the Delayed Draw commitment will terminate on September 30, 2027, the third anniversary of the closing date. The Credit Facility has a maturity date of September 30, 2028.

From the total Term Loan proceeds of $140.0 million, approximately $96.0 million was used to refinance existing indebtedness, $37.8 million will be available for general corporate purposes, and the remaining $6.2 million will cover costs and expenses related to the Credit Agreement.

Concurrently with the Company’s entry into the Credit Agreement, the Company terminated its previously existing revolving credit facility with Frost Bank. As referenced above, the Company used a portion of the Term Loan proceeds to pay in full all outstanding borrowings for the Revolver of $74.5 million and thereafter terminated the Revolver.

Texas Capital Securities served as exclusive financial advisor to the Company on the transaction.

Amortization

The Credit Agreement requires quarterly principal payments on the Term Loan, which will commence on December 31, 2024, the first full quarter ending after the closing date. The required principal amortization is as follows: (i) 5.0% in the first year (1.25% per quarter), (ii) 10.0% in the second year (2.50% per quarter), (iii) 15.0% in the third and fourth years (3.75% per quarter), and (iv) the remaining balance at maturity.

The amortization for the Delayed Draw will also be paid quarterly and apply to each individual draw at the same prevailing quarterly rate that is in effect for the Term Loan and will commence with the first full quarter after the draw date of any Delayed Draw.

Interest Rate and Fees

The interest on amounts drawn under the Credit Facility is payable monthly at a rate of 7.25% per annum plus the higher of (i) 90-day Secured Overnight Financing Rate (“SOFR”) with a credit adjustment spread of 0.15% or (ii) 3%.

The undrawn portion of the Delayed Draw is subject to a 3.75% commitment fee, payable monthly.

Guarantees

The obligations under the Credit Facility are unconditionally guaranteed by the Company and its subsidiaries. The obligations under the Credit Facility are secured by a first lien on all assets of the Company, subject to permitted liens and interests of other parties as described in the Credit Agreement.

Certain Covenants and Events of Default

The Credit Agreement contains customary restrictive covenants and events of default, including financial covenants based on the Company’s Liquidity, as defined in the Credit Agreement, and trailing twelve-month earnings before interest expense, income taxes, depreciation and amortization (the “TTM EBITDA Covenants”). The TTM EBITDA Covenants will be tested and the Company must comply with the TTM EBITDA Covenants during any period where the Company’s Liquidity falls below $30 million until the Company’s Liquidity exceeds $30 million for a period of at least 30 days. The Company must maintain Liquidity of at least $20 million. The Credit Agreement also stipulates that the outstanding principal cannot be greater than the specified advance rates against eligible collateral.

If an event of default occurs, the Lender will be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement.

Prepayments

Any principal prepayments in the first three years, other than mandatory prepayments pursuant to the Credit Agreement, will be subject to additional fees. In the first year, any prepayments will incur fees of 3% or the make-whole premium, whichever is higher. The make-whole premium is the interest and fees that would have been earned for the full year less interest and fees paid to date during the year. In the second and third years, any prepayments will incur fees of 2% and 1%, respectively. There are no fees for prepayments made in the fourth year.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On October 3, 2024, the Company issued a press release relating to the Credit Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of September 30, 2024, by and among the Company, as borrowers, and Callodine Commercial Finance, LLC, as administrative agent and lender.
99.1	Press Release, dated October 3, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2024	SOUTHLAND HOLDINGS, INC.

	By:	/s/ Frank S. Renda
		Name:	Frank S. Renda
		Title:	President and Chief Executive Officer

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